ALYN CORPORATION RESPONDS TO RECENT SHARP
              DECLINE IN SHARE PRICE AND PROVIDES BUSINESS UPDATE


     Irvine, CA - July 2, 1998 - Alyn Corporation (Nasdaq: ALYN) - Steven S. Price, Alyn Corporation's new President & Chief Executive Officer, provided his reaction today to the recent negative trend in Alyn's stock price. Price, who has now been with Alyn for two months, stated, "It is unfortunate that the announcement of our intention to offer shareholders the opportunity to purchase $10 million in additional stock appears to have lead to a recent decline in our stock price."

     Alyn announced on June 29, 1998 that it would offer shareholders the opportunity to purchase additional stock to add working capital for Alyn. Price continued, "Alyn has over $8 million in cash at the end of June. The Rights Offering is to provide us additional working capital as we now begin production, to support the growth of our business. We have also been reducing our working capital requirements by taking positive steps to reduce our current cash burn rate and to slow its growth as the Company grows. We believe these are prudent steps to take now, even though Alyn's future looks brighter today than it did even 60 day ago."

     The Company is focusing its product development efforts in five areas... premium priced golf club heads and shafts, selected automotive components, aerospace components, disk substrates for computer hard drives and nuclear shielding for waste storage casks.

     Recent communications by the Company have reported positive momentum in its golf club and automotive businesses, including additional golf programs with several well-known golf club companies. The Company has also recently received advanced quality system approval by three major aerospace/air frame manufacturers.

     Since receiving these approvals, the Company has received a three-year contract to produce $750,000 of cargo handling equipment for multiple Boeing aircraft. The Company has also received a five-year contract to produce forged valve body hydraulic actuators for the commercial aircraft industry and an order for overhead storage bin components for Airbus Industries. Price commented, "We are just beginning to see the positive results from our strategic manufacturing investment over the past 18 months."

     In addition to the aerospace/air frame business, the Company has received production orders for F-16 missile launch rails, extruded tube for military helicopters and tubing for a lacrosse stick manufacturer.

     Progress continues with the Company's computer hard-disk program. Several surface quality issues remain, relating to industry requirements for a "pit-free" surface, although the Company believes it has developed solutions to these issues which are now in testing. Large-scale disk production is not expected until the second half of 1999.

     Price added, "We are also pleased with the progress we have recently made in our nuclear shielding efforts. We have shipped prototypes to our customer whose evaluation of these we believe will lead to production later this year."

     Price completed his comments saying, "From my perspective, the outlook for Alyn Corporation has never been better. We are focused on those projects we expect to produce near-term revenues, net income and cashflow and we believe our shareholders will see the positive momentum grow from these programs as the year progresses.

     "The pledge by our outside directors and their associated funds to purchase at least $5 million of this offering and the donation by Robin Carden, Alyn's Founder, of 500,000 shares to reduce dilution, demonstrates their recognition of our recent progress toward achieving the opportunity we see for the Company."

     Alyn Corporation provides customized metal matrix composite solutions to meet the specific product needs of its customers in consumer and industrial markets. Alyn is a vertically-integrated metal matrix composite company offering advanced metal matrix composites, customer driven engineering solutions and strategically developed manufacturing processes. The Company engages in joint development projects with many of its customers in selected large markets where the design and production of metal matrix composite-based products provide those customers with products that are innovative, reduce their overall production cost, or provide value added performance.

     A registration statement relating to the securities in the Rights Offering has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in the Rights Offering in any State or country in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State or country.

     A copy of the preliminary prospectus filed with the SEC is available through the Company. Please write to Investor Relations, Alyn Corporation, 16761 Hale Avenue, Irvine, CA 92606 or call 1-949-475-1525. A copy of the final prospectus will be available following the effective date of the offering from the Company's Information Agent, Innisfree M&A Incorporated, 501 Madison Avenue, New York, NY 10022. Shareholders with questions are encouraged to contact Innisfree toll free at 1-888-750-5834 or the Company at 1-949-475-1525.

     Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Important factors that the Company believes might cause such differences are discussed in the cautionary statements accompanying the forward-looking statements in the Company's Prospectus on Form S-3, dated June 29, 1998 and its Annual Report on Form 10-K filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, readers are urged to read carefully all cautionary statements contained in those filings with the Securities and Exchange Commission.